Exhibit 10.20

OFFICE BUILDING LEASE AGREEMENT

LANDLORD: SANTA CLARA LAND COMPANY, LTD.

TENANT: rackspace.com

*********

DATED: Feb. 22, 2000

6/1/99

BASIC LEASE INFORMATION

Lease Date:	February 22, 2000

Tenant:	rackspace.com
Address of Tenant:	112 E. Pecan, Suite 600 San Antonio, Texas 78205

Contact:	Morris A. Miller

Landlord:	Santa Clara Land Company, Ltd.
Address of Landlord:	112 East Pecan, Suite 700 San Antonio, Texas 78205

Premises: Suite No. 600 which is located in the office building and parking garage to be (or which has been) constructed on land described as Lot 15, N.C.B. 139, National Bank Subdivision, San Antonio, Bexar County, Texas, and known as Weston Centre, San Antonio, Texas (the “Building”).

Lease Term: The period commencing on March 1, 2000 (or on such earlier date as tenant may occupy the premises with Landlord’s prior written consent) (the “commencement date”), and continuing for thirty-six (36) calendar months thereafter; provided, however, if the term of this lease is deemed to have commenced on a date other than the first day of a calendar month, the lease term shall consist of said number of calendar months in addition to the remainder of the calendar month during which this lease is deemed to have commenced.

Basic Rental: As Basic Rental for the lease and use of the Premises, Tenant will pay Landlord, in lawful money of the United States, at the building office, or to such other party at such other address as Landlord may from time to time designate, without demand, deduction or abatement the sums set forth in the following rent schedule:

From	To	Monthly Base Rental
March 1, 2000	February 28, 2001	$12,000.00
March 1, 2001	February 28, 2002	$16,000.00
March 1, 2002	February 28, 2003	$30,151.00

Security Deposit: $ N/ A

Tenant’s Proportionate Share: The percentage which expresses the ratio between the number of rentable square feet comprising the premises (16,446) and the number of rentable square feet of the Building (490,871), which, for the purposes of this lease, shall be 3.35%; provided, however, that the actual number of rentable square feet comprising the premises is subject to reasonable adjustment per final working drawings for the construction of the improvements to the premises, which adjustment, if made, will also effect an adjustment to Tenant’s proportionate share.

Permitted Use: General Office

I

The foregoing Basic Lease Information is hereby incorporated into and made a part of the lease identified hereinabove. Each reference in the lease to any of the information and definitions set forth in the basic lease information shall mean and refer to the information and definitions hereinabove set forth and shall be used in conjunction with and limited by all references thereto in the provisions of the lease. In the event of any conflict between any Basic Lease Information and the lease, the lease shall control.

LANDLORD			TENANT

SANTA CLARA LAND COMPANY, LTD.			rackspace.com

By:	Wiltshire Holdings L.C., General Partner

BY:	/s/ Graham Weston	BY:	/s/ Morris A. Miller, COO
	Graham Weston,		Morris A. Miller
	Manager		Chief Operating Officer

II

Exhibit A	Outline of Premises
Exhibit B	Rules and Regulations

III

OFFICE BUILDING LEASE AGREEMENT

THIS LEASE AGREEMENT is entered into as of the 22nd day of February, 2000, by and between Santa Clara Land Company, Ltd. (hereinafter called “Landlord”) and rackspace.com (hereinafter called “Tenant”).

WITNESSETH:

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes and shall be used in conjunction with and limited by the reference thereto in the provisions of this lease. In the event of any conflict between a provision in the Basic Lease Information on the one hand, and a provision in this Lease or its exhibit on the other hand, the latter will control.

2. Lease Grant. Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the premises, as defined in the Basic Lease Information and generally outlined on the plan attached hereto as Exhibit A, commencing on the Commencement Date and ending on the last day of the lease term, unless sooner terminated as herein provided. If this lease is executed before the premises become vacant, or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the premises prior to the Commencement Date of this lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises on such date as Landlord is able to tender the same, which shall be deemed to be the Commencement Date of this lease for all purposes, and this lease shall continue for the lease term specified in the Basic Lease Information. By occupying the premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the same comply fully with Landlord’s obligations, notwithstanding that certain “punch list” type items may not have been completed. Within ten (10) days after a written request of Landlord, Tenant agrees to give Landlord a letter confirming the Commencement Date and certifying that Tenant has accepted delivery of the premises and that the condition of the premises complies with Landlord’s obligations hereunder.

3. Rent. In consideration of this lease, Tenant promises and agrees to pay Landlord the Basic Rental defined in the Basic Lease Information (subject to adjustment as hereinafter provided) without deduction or setoff, for each month of the entire lease term. One such monthly installment together with the security deposit shall be payable by Tenant to Landlord contemporaneously with the execution of this lease, and a like monthly installment shall be due and payable without demand beginning on the first day of the calendar month following the expiration of the first full calendar month of the lease term and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof. Rent for any fractional month at the beginning of the lease term shall be prorated based on one three hundred sixty-fifth (1/365) of the current annual Basic Rental for each day of the partial month this lease is in effect, and shall be due and payable on or before the date on which Tenant certifies that it has accepted the premises pursuant to Paragraph 2 hereof. In the event any installment of the Basic Rental, or any other sums which become owing by Tenant to Landlord under the provisions hereof is not received within ten (10) days after the due date thereof (without in any way implying Landlord’s consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of the Basic Rental or such other sums owed, a late payment charge equal to ten percent (10%) of the installment of the Basic Rental or such other sums owed, it being understood that said late payment charge shall constitute liquidated damages and shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late installment payments of the Basic Rental and such other sums which become owing by Tenant to Landlord hereunder. Landlord and Tenant expressly covenant and agree that in the event of any such late payment(s) by Tenant, the damages so resulting to Landlord will be difficult to ascertain precisely, and that the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such damages. Notwithstanding the foregoing, the foregoing late charges shall not apply to any sums which may [illegible] been advanced by Landlord to or for [illegible] benefit of Tenant pursuant to the provisions of this lease, it being understood that such sums shall bear interest, which Tenant hereby agrees to pay to Landlord, at the maximum rate of interest permitted by law to be charged Tenant for the use or forbearance of such money. The security deposit (as defined in the Basic Lease Information) shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this lease), it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant within a reasonable period of time after the termination of this lease. If Landlord transfers its interest in the premises during the lease term, Landlord may assign the security deposit to the the transferee and thereafter shall have no further liability for the return of such security deposit.

4. Landlord’s Obligations.

(a) Subject to the limitations hereinafter set forth, Landlord agrees to furnish Tenant while occupying the premises and while Tenant is not in default under this lease, facilities to provide (i) water (hot, cold and refrigerated) at those points of supply provided for general use of tenants in the Building; (ii) heated and refrigerated air conditioning in season, at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard, such service at hours other than those established by Landlord as standard to be furnished only at the written request of Tenant, who shall bear the entire cost thereof; (iii) janitorial service to the premises on weekdays other than holidays for Building standard installations (it being understood that Landlord reserves the right to bill Tenant separately for extra janitorial service required by reason of non-standard installations) and such window washing as may from time to time in the Landlord’s judgment be reasonably required; (iv) operator-less passenger elevators for ingress and egress to the floor on which the premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours for the Building and on holidays. In addition, Landlord agrees at its cost and expense to maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents, or invitees. If Tenant shall desire any of the services specified in this Paragraph 4 at any time other than times herein designated, such service or services shall be supplied to Tenant only at the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord as additional rent the cost of such service or services immediately upon receipt of a bill therefor.

(b) Landlord shall make available to Tenant facilities to provide all electrical current required by Tenant in its use and occupancy of the premises and further shall make available electric lighting and current for the common areas of the Building in the manner and to the extent deemed by Landlord to be standard. The obligation of the Landlord hereunder to make available such utilities shall be subject to the rules and regulations of the supplier of such utilities and of any municipal or other governmental authority regulating the business of providing such utility service. Landlord shall not in any wise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of any utility service is changed or is no longer available or is no longer suitable for Tenant’s requirements. At any time when Landlord is making such utility service available to the premises pursuant to this paragraph, Landlord may, at its option, upon not less than thirty (30) days prior written notice to Tenant, discontinue the availability of such utility service. If Landlord gives any such notice of discontinuance, Landlord shall make all the necessary arrangements with the public utility supplying the utilities to the neighborhood with respect to obtaining such utility service to the premises, but Tenant will contract directly with such public utility for the supplying of such utility service to the premises.

(c) In the event that a [illegible] service is submetered to any [illegible] premises, Tenant’s proportionate share for purposes of computing charges for utilities for which Tenant is not submetered shall be adjusted by Landlord so that it shall be a fraction, the numerator of which is the number of rentable square feet comprising Tenant’s premises not separately metered and the denominator of which is the number of rentable square feet comprising the premises of all tenants not separately metered with respect to such utility.

(d) Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring installations. Any riser or risers or wiring to meet Tenant’s excess electrical requirements will be installed by Landlord at the sole cost and expense of Tenant (if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants). In the event Tenant’s use of electrical current (i) exceeds 110 volt power, or (ii) exceeds that required for routine lighting and operation of general office machines (such as typewriters, dictating equipment, desk model adding machines and the like) which use 110 volt electrical power, then Tenant shall also pay on demand the cost of any such excess. Without Landlord’s prior written consent, Tenant shall not install any data processing or computer equipment in the premises or any other equipment which shall require for its use other than the normal electrical current or other utility service. Whenever heat generating machines or equipment (other than general office machines as described hereinbefore) are used in the premises by Tenant which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord shall have the right to install supplemental air conditioning units or other supplemental equipment in the premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord on demand.

(e) Tenant will be billed monthly for all above standard utility service and other sums due and all such charges shall be considered due upon delivery of such bill and be deemed as so much additional rent due from Tenant to Landlord. The rate charged by Landlord shall not exceed the rate prevailing for Tenant as a user as established by the applicable rate classification published from time to time by the local electric power company or other utility supplier.

(f) Failure to any extent to make available, or any slowdown, stoppage or interruption of, these defined services resulting from any cause (including, but not limited to, Landlord’s compliance with (i) any voluntary or similar governmental or business guidelines now or hereafter published or (ii) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.

(g) Notwithstanding any expiration or termination of this lease prior to the lease expiration date, Tenant’s obligations to pay any and all additional rent pursuant to this Paragraph 4 shall continue and shall cover all periods up to such early expiration or termination date of this lease; provided however, if Landlord terminates this lease without waiving Landlord’s right to seek damages against Tenant, Tenant’s obligation to pay any and all additional rent pursuant to this Paragraph 4 shall not terminate as a result thereof. Tenant’s obligation to pay any and all additional rent or other sums owing by Tenant to Landlord under this lease shall survive any expiration or termination of this lease.

5. Rental Adjustment.

(1) Adjustments in Basic Rental. Tenant hereby agrees to pay to Landlord the Basic Rental specified in the Basic Lease Information adjusted in the following manner without deduction or set-off:

(a) For the purposes [illegible] Lease the term “Basic Cost” shall [illegible] any and all costs, expenses and disbursements of every kind and character (subject to the limitations set forth below) which Landlord shall incur, pay or become obligated to pay in connection with the ownership of any estate or interest in, operation, maintenance, repair, replacement, and security of the Building and Parking Garage, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

(i) Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto.

(ii) All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building.

(iii) Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any statutes, rules, regulations or directives hereafter promulgated by any governmental authority relating to energy, conservation, public safety or security.

(iv) Cost of all utilities, other than the cost of electricity supplied to tenants of the Building which is actually reimbursed to Landlord by such tenants.

(v) Cost of all maintenance and service agreements on equipment, including alarm service, window cleaning and elevator maintenance.

(vi) Cost of casualty and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith.

(vii) “Taxes” as defined in Paragraph 17.

(viii) Cost of repairs, replacements, and general maintenance of the Building, other than replacement of the roof, foundation and exterior walls of the Building.

(ix) Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building.

There are specifically excluded from the definition of the term “Basic Cost” expenses for capital improvements made to the Building, other than capital improvements described in subparagraph (iii) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; electricity costs paid by Tenant pursuant to paragraph 4 of this lease; expenses for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; interest, amortization or other payments on loans to Landlord; depreciation of the Building; leasing commissions; and income, excess profits or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Building.

(b) Tenant shall during the term of this lease pay as additional rent an amount (per each square foot of rentable area within the leased premises) equal to the excess (“Excess”) from time to time of actual Basic Cost per rentable square foot in the Building over the actual Basic Cost per calendar year 2000. Landlord, at its option, may collect such additional rent in a lump sum, to be due and payable within thirty (30) days after Landlord furnishes to Tenant a statement of actual Basic Cost for the previous year per paragraph (c) below, or beginning with January 1 of the first full calendar year following the Rental Commencement Date, and on each January 1 thereafter. Landlord shall also have the option to make a good faith estimate of the Excess for each upcoming calendar year and upon thirty (30) days’ written notice to Tenant may require the monthly payment of such additional rent equal to [illegible] of such estimate. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to subparagraph (c) when actual Basic Cost is available for each calendar year. For the purposes of calculating the additional rental payment hereunder with respect to any fractional calendar year during the term of this lease, Landlord may either (i) estimate Basic Cost for the portion of the lease term during such partial year, or (ii) estimate Basic Cost for the entire calendar year and reduce the same to an amount bearing the same proportion to the full amount of estimated Basic Cost for such year as the number of days in such fractional calendar year bears to the total number of days in such full calendar year.

(c) By April 1 of each calendar year during Tenant’s occupancy, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Cost for the previous year adjusted as provided in subparagraph (d). If for any calendar year additional rent collected for the prior year as a result of Landlord’s estimate of Basic Cost is in excess of the additional rent actually due during such prior year, then Landlord shall refund to Tenant any overpayment. Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

(d) With respect to any calendar year or partial calendar year during the term of this lease in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof. be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

6. Leasehold Improvements. Improvements to the premises shall be installed at the cost and expense of Tenant (which shall be payable on demand by Landlord), but only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, such work to be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, it being understood that Tenant shall procure and maintain and shall cause such contractors, subcontractors and other persons engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require in connection with the installation of such improvements. Landlord has made no representations as to the conditions of the premises or the Building or to remodel, repair or decorate, except as expressly set forth herein.

7. Use. Tenant shall use the premises only for the permitted use (as defined in the Basic Lease Information). Tenant will not occupy or use the premises, or permit any portion of the premises to be occupied or used, for any business or purpose other than the permitted use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor permit anything to be done which will in any way increase the rate of insurance on the Building or contents; and in the event that, by reason of acts of Tenant, there shall be any increase in rate of insurance on the Building or contents created by Tenant’s acts or conduct of business, then such acts of Tenant shall be deemed to be an event of default hereunder and Tenant hereby agrees to pay to Landlord the amount of such increase on demand and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights provided herein. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant will maintain the premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to the use, condition or occupancy of the premises. Tenant will not, without the prior written consent of Landlord, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the premises or any part thereof.

8. Tenant’s Repairs and Alterations. Tenant will not in any manner deface or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant or Tenant’s agents, employees, or invitees. Tenant shall throughout the lease term take good care of the premises and keep them free from waste and nuisance of any kind. Tenant agrees to keep the premises, including all fixtures installed by Tenant and any plate glass and special store fronts, in good condition and make all necessary non-structural repairs except those caused by fire, casualty or acts of God covered by Landlord’s fire insurance policy covering the [illegible]. The performance by Tenant of [illegible] obligations to maintain and make repairs shall be conducted only by contractors and subcontractors approved in writing by Landlord, it being understood that Tenant shall procure and maintain and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require in connection with any such maintenance and repair. If Tenant fails to make such repairs within fifteen (15) days after the occurrence of the damage or injury, Landlord may at its option make such repair, and Tenant shall, upon demand therefor, pay Landlord for the cost thereof. At the end or other termination of this lease, Tenant shall deliver up the premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the premises. Tenant will not make or allow to be made any alterations or physical additions in or to the premises without the prior written consent of Landlord. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the premises, either by Landlord or Tenant, shall be Landlord’s property on termination of this lease and shall remain on the premises without compensation to Tenant. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.

9. Assignment and Subletting.

(a) Tenant shall not, without the prior written consent of Landlord, which consent not to be unreasonably withheld (i) assign or in any manner transfer this Lease or any estate or interest therein, or (ii) permit any assignment of this Lease or any estate or interest therein, by operation of law, or (iii) sublet the leased Premises or any part thereof, or (iv) grant any license, concession or other right of occupancy of any portion of the leased Premises, or (v) permit the use of the leased Premises by any parties other than Tenant, its agents and employees and any such act without Landlord’s prior written consent shall be void and of no effect. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this Lease. If an event of default, as hereinafter defined, should occur while the leased Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder, and Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or occupant of the leased Premises shall not be deemed a waiver of the covenant of this Lease contained against assignment and subletting or a release of Tenant under this Lease. The receipt by Landlord from any such assignee or sublessee obligated to make payments of rent shall be a full and complete release, discharge, and acquittance to such assignee or sublessee to the extent of any such amount of rent so paid to Landlord. Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft, or other instrument payable to Tenant evidencing payment of rent, or any part thereof, and to receive and apply the proceeds therefrom in accordance with the terms hereof. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the leased Premises.

(b) If Tenant requests Landlord’s consent to an assignment of the Lease or subletting of all or a part of the Premises, it shall submit to Landlord, in writing, the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate and other particulars of the proposed subletting or assignment, including without limitation, evidence satisfactory to Landlord [illegible] he proposed subtenant or assignee [illegible] financially responsible and will immediately occupy and thereafter use the Premises (or any sublet portion thereof) for the remainder of the lease term (or for the entire term of the sublease, if shorter). Landlord shall have the option (to be exercised within ten (10) days after submission of Tenant’s written request) to cancel this Lease (or the applicable portion thereof as to a partial subletting) as of the commencement date stated in the above-mentioned subletting or assignment. If Landlord elects to cancel this Lease as stated, then the term of this Lease, and the tenancy and occupancy of the leased Premises by Tenant thereunder, shall cease, terminate, expire and come to an end with respect to that portion of the Premises so assigned or sublet as if the cancellation date were the original termination date of this Lease and Tenant shall pay to Landlord all costs or charges which are the responsibility of Tenant hereunder with respect to that portion of the Premises so assigned or sublet, and Tenant shall, at its own cost and expense, discharge in full any outstanding commission obligation of Landlord with respect to this Lease, or any part hereof so canceled. Thereafter Landlord may lease the Premises to the prospective subtenant or assignee without liability to Tenant. If Landlord does not thus cancel this Lease, the terms and provisions of paragraph (a) hereof will apply.

(c) If Landlord consents to any subletting or assignment by Tenant as herein provided, and subsequently any rents received by Tenant under any such sublease are in excess of the rent payable by Tenant under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord may, at its option, either (i) declare such excess rents under any sublease or such additional consideration for an assignment to be due and payable by Tenant to Landlord as additional rent hereunder, or (ii) elect to cancel this Lease as provided in paragraph (b) hereof.

(d) Landlord shall have the right to transfer, assign or convey, in whole or in part, the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations.

(e) Tenant shall not offer the Premises for lease, assignment or sublease (without implying the consent of Landlord to offer the Premises for any purposes) at a rental rate less than the then “current building rental rate,” which is the rental rate for space in the Building offered by Landlord to third parties. In the event there is any controversy or question as to the current building rental rate offered by Landlord, Landlord shall be the sole and exclusive determinate of such rental rate. In the event Tenant shall enter into a lease, assignment or sublease of the Premises (without implying the consent of Landlord thereto) and the rental rate is other than the current building rental rate, Landlord, in addition to any other right or remedy available to Landlord may (1) terminate this Lease. (2) terminate the Lease, assignment or sublease, (3) increase the rental rate under this Lease to the current building rental rate as determined by Landlord, or (4) increase the rental rate under the Lease, assignment or sublease to the current building rental rate as determined by Landlord, and keep the excess, if any for itself as additional rent.

(f) Tenant shall not offer the Premises for lease, assignment or sublease (without implying the consent of Landlord to offer the Premises for any such purposes) to any tenant or subtenant of the Building. In the event Tenant shall enter into a lease, assignment or sublease of the Premises (without implying the consent of Landlord thereto) with a current tenant of the Building, Landlord, in addition to any other right or remedy available to Landlord may (1) terminate this Lease, (2) terminate the lease, assignment or sublease, (3) increase the rental rate under this Lease to the current building rental rate as determined by Landlord, or (4) increase the rental rate under the lease, assignment or sublease to the current building rental rate as determined by Landlord, and keep the excess, if any for itself as additional rent.

(g) Tenant will not sublease from any tenant of the Building.

(h) Notwithstanding any provision of this Lease to the contrary, Tenant may assign or otherwise transfer any portion of this Lease, or sublet any portion of the Premises, to an entity which is the parent company of Tenant, a wholly owned subsidiary of Tenant, or an entity with entirely common ownership with Tenant, without the prior consent of Landlord, but with written notice to Landlord.

10. Indemnity. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, claims, demands, losses and actions (including attorney’s fees) for any injury to person or damage to or loss of property on or about the premises caused by the negligence or misconduct of, or breach of this lease by, Tenant, its employees, subtenants, invitees or other persons entering the premises or the Building under express or implied invitation of Tenant, or arising out of Tenant’s use of the premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition or other action by any governmental body or authority, by other tenants of the Building or any other matter beyond the control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever.

11. Subordination. This lease and all rights of Tenant hereunder are subject and subordinate to any deeds of trust, mortgages or other instruments of security, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the land situated beneath the Building or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, instruments of security or leases. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the judgment of Landlord or Landlord’s mortgagee may be necessary or proper to confirm or evidence such subordination. Notwithstanding the generality of the foregoing provisions of this Paragraph 11, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such deeds of trust, mortgages or other instruments of security to this lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord’s mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such deeds of trust, mortgages or other instruments of security, or sale of the Building pursuant to any such deeds of trust, mortgages or other instruments of security, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this lease. The agreement of Tenant to attorn upon demand of Landlord’s mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee’s sale. Tenant shall upon demand at any time or times, before or after any such foreclosure sale or trustee’s sale, execute, acknowledge and deliver to Landlord’s mortgagee any and all instruments and certificates that in the judgment of Landlord’s mortgagee may be necessary or proper to confirm or evidence such attornment, and Tenant hereby irrevocably authorizes Landlord’s mortgagee to execute, acknowledge and deliver any such instruments and certificates on Tenant’s behalf.

12. Rules and Regulations. Tenant and Tenant’s agents, employees, and invitees will comply fully with all requirements of the rules and regulations of the Building and related facilities which are attached hereto as Exhibit B, and made a part hereof as though fully set out herein. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

13. Inspection. Landlord or its officers, agents and representatives shall have the right to enter into and upon any and all parts of the premises at all reasonable hours (or, in any emergency, at any hour) to (a) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein) or (b) show the premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

14. Condemnation. If the premises or any part thereof, or if the Building or any portion of the Building leaving the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date of this lease, shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, then the lease term shall, at the sole option of Landlord, forthwith cease and terminate; all compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant.

15. Fire or Other Casualty. In the event that the Building should be totally destroyed by fire, tornado or other casualty or in the event the premises or the Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, Landlord may at its option terminate this lease, in which event the rent shall be abated during the unexpired portion of this lease effective with the date of such damage. In the event the Building or the premises should be damaged by fire, tornado or other casualty covered by Landlord’s insurance, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but Landlord does not elect to terminate this lease, in either such event Landlord shall within sixty (60) days after the date of such damage commence to rebuild or repair the Building and/or the premises and shall proceed with reasonable diligence to restore the Building and/or premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building or the premises. Landlord shall allow Tenant a fair diminution of rent during the time the premises are unfit for occupancy. In the event any mortgagee under a deed of trust, security agreement or mortgage on the Building should require that any insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this lease shall terminate upon notice to Tenant. Except as hereinafter provided, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

16. Holding Over. Should Tenant, or any of its successors in interest, hold over the premises, or any part thereof, after the expiration of the lease term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to the daily rent payable for the last month of the lease term plus fifty percent (50%) of such amount. The inclusion of the preceding sentence shall not be construed as Landlord’s consent for Tenant to hold over.

17. Taxes.

(a) Landlord shall pay before they become delinquent all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as “Taxes”) lawfully levied or assessed against the Building and the grounds, parking areas, driveways and alleys around the Building. In addition, the term “Taxes” shall include any reasonable fees, expenses and costs incurred by Landlord in its efforts to insure a fair and equitable tax burden on the land and the Building and in connection with any protest by Landlord of any assessments, levies or the tax rate.

(b) If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any tax assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof.

(c) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by [illegible] of personal property, furniture or [illegible] placed by Tenant in the premises, and Landlord elects to pay the taxes based on such increases, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

18. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

(a) Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with space in the Building).

(b) Tenant shall fail to comply with or observe any other provisions of this lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building).

(c) Tenant or any guarantor of Tenant’s obligations hereunder shall make an assignment for the benefit of creditors.

(d) Any petition shall be filed by or against Tenant or any guarantor of Tenant’s obligation hereunder under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant’s obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder.

(e) A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant’s obligations hereunder.

(f) Tenant shall desert or vacate any portion of the premises.

19. Remedies. Upon the occurrence of any event of default specified in this lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Terminate this lease in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the lease term.

(b) Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying the premises or any part thereof without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the premises on such terms as Landlord shall deem advisable and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the lease term.

(c) Enter upon the premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

No re-entry or taking possession of the premises by Landlord shall be construed as an election on its part to terminate this lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a [illegible] waiver of any rent due to Landlord [illegible] or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of rent following an event of default hereunder shall not be construed as Landlord’s waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Landlord may suffer by reason of termination of this lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession. Should Landlord at any time terminate this lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the premises and the loss of rental for the remainder of the lease term.

In the event that Landlord enters upon and takes possession of the premises due to the Tenant’s default in payment of rent, the Landlord is expressly authorized to change the lock on the door to the premises, and shall not be required to place written notice on the Tenant’s front door nor to furnish a new key to the Tenant. It is further agreed that all rights and remedies of both the Landlord and the Tenant shall be governed by this lease, and not by Section 93.002(a)-(g) of the Texas Property Code, which shall have no applicability to this lease.

20. Surrender of Premises. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the premises, and no agreement to accept a surrender of the premises shall be valid unless the same be made in writing and signed by Landlord.

21. Attorney’s Fees. In case it should be necessary or proper for Landlord to bring any action under this lease or to consult or place said lease, or any amount payable by Tenant hereunder, with an attorney concerning or for the enforcement of any of Landlord’s rights hereunder, then Tenant agrees in each and any such case to pay to Landlord a reasonable attorney’s fee.

22. Landlord’s Lien. In addition to the statutory Landlord’s lien, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a contractual Landlord’s lien and a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment loss which Landlord may suffer by reason of the breach by Tenant of any damages or covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the premises and take possession of any goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may, pursuant to its contractual Landlord’s lien or its security interest, purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirements of reasonable notice shall be met if such notice is given in the manner prescribed in Paragraph 29 of this lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph 22. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for rent is not hereby waived, the contractual Landlord’s lien [illegible] the security interest herein granted [illegible] in addition and supplementary thereto.

23. Mechanic’s Liens. Tenant will not permit any mechanic’s lien or liens to be placed upon the premises or the Building or improvements thereon during the lease term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien Tenant will promptly pay same. If default in payment thereof shall continue for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due by Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefor.

24. No Subrogation-Liability Insurance.

(a) Each party hereto hereby waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, the premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured, it being understood and agreed that this provision is cumulative of Paragraph 10 hereof. Each party hereto agrees that it will request its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

(b) Tenant shall procure and maintain throughout the lease term a policy or policies of insurance at its sole cost and expense and in amounts of not less than a combined single limit of $1,000,000 or such other amounts as Landlord may from time to time require, insuring Tenant and Landlord against any and all liability to the extent obtainable for injury to or death of a person or persons or damage to property occasioned by or arising out of or in connection with the use, operation and occupancy of the premises. Tenant shall furnish a certificate of insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverage required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation or material change of any such insurance. Such certificates or other evidence of insurance coverage to be delivered no later than the date on which Tenant takes possession of the leased premises for any purpose and thereafter no later than ten (10) days prior to expiration of existing policies. All insurance policies required of Tenant shall be written on an occurence basis.

25. Substitution Space. Intentionally Deleted

26. Brokerage. Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this lease and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant

27. Change of Building Name. Landlord reserves the right at any time to change the name by which the Building is designated.

28. Estoppel Certificates. Tenant agrees to furnish from time to time when requested by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Building or the improvements therein or the premises or any interest of Landlord therein, a certificate signed by Tenant confirming and containing such factual certifications and representations deemed appropriate by Landlord, the holder of any deed of trust or mortgage or the lessor under any ground lease covering all or any part of the Building or the improvements therein or the premises or any interest of Landlord therein, and Tenant shall within ten (10) days following receipt of said proposed certificate from Landlord, return a fully executed copy of said [illegible] Landlord. In the event Tenant shall [illegible] return a fully executed copy of such certificate to Landlord within the foregoing ten-day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

29. Notices. Each provision of this Agreement, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

(a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord in Bexar County, Texas, at the address set forth in the Basic Lease Information or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

(b) Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested), addressed to the parties hereto at the respective addresses set forth in the Basic Lease Information or at such other address as either of said parties have theretofore specified by written notice delivered in accordance herewith.

30. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

31. Separability. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the lease term, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

32. Amendments; Binding Effect. This lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

33. Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the premises for the lease term, without hindrance from Landlord, subject to the terms and conditions of this lease.

34. Gender. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

35. Joint and Several Liability. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be [illegible] from its guaranty for any reason [illegible], including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

36. Personal Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this lease shall be limited to the interest of Landlord in the Building and the land and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

37. Certain Rights Reserved by Landlord. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent:

(a) To decorate and make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter the leased premises and, during the continuance of any such work, to temporarily close doors, entry-ways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant’s obligations hereunder, so long as the premises are reasonably accessible.

(b) To have and retain a paramount title to the leased premises free and clear of any act of Tenant purporting to burden or encumber them.

(c) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

(d) To prohibit the placing of vending or dispensing machines of any kind in or about the premises without the prior written permission of Landlord.

(e) To have access for Landlord and other tenants of the Building to any mail chutes located on the premises according to the rules of the United States Postal Service.

(f) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays, subject, however, to Tenant’s right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

38. Notice to Lender. If the premises or the Building or any part thereof are at any time subject to a first mortgage or a first deed of trust or other similar instruments and this lease or the rentals are assigned to such mortgagee, trustee or beneficiary and the Tenant is given written notice thereof, including the post office address of such assignee, then the Tenant shall not terminate this lease or abate rentals for any default on the part of the Landlord without first giving written notice by certified or registered mail, return receipt requested to such assignee, specifying the default in reasonable detail, and affording such assignee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord.

39. Captions. The [illegible] contained in this lease are for [illegible] of reference only, and in no way limit or enlarge the terms and conditions of this lease.

40. Miscellaneous.

(a) Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any construction of improvements in the premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the leased premises in accordance with such drawings, plans and specifications.

(b) Each and every covenant and agreement contained in this lease is, and shall be construed to be, a separate and independent covenant and agreement.

(c) There shall be no merger of this lease or of the leasehold estate hereby created with the fee estate in the leased premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this lease or the leasehold estate hereby created or any interest in this lease or in such leasehold estate as well as the fee estate in the leasehold premises or any interest in such fee estate.

(d) Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the premises, the Building or the land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease.

(e) The submission of this lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this lease and deliver the same to Tenant.

(f) In no event shall Landlord, including any successor or assignee of all or a portion of Landlord’s interest in the Building, be personally liable or accountable with respect to any provision of this Lease. If Landlord shall be in breach or default with respect to any obligation hereunder or otherwise, Tenant agrees to look for satisfaction solely to Landlord’s interest in the Building.

41. Lender Approval. This lease is subject to Landlord’s lender approval. If Landlord can obtain said approval only upon the basis of modifications of the terms and provisions of this lease, Landlord shall have the right to cancel this lease if Tenant refuses to approve in writing any such modification within fifteen (15) days after Landlord’s request therefor. If such right to cancel is exercised, this lease shall thereafter be null and void, and security deposited hereunder shall be returned to Tenant and neither party shall have any liability to the other by reason of such cancellation.

42. Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this lease and the exhibits listed hereinbelow are incorporated into this lease and made a part hereof for all intents and purposes.

Exhibit A: Outline of Premises

Exhibit B: Rules and Regulations

43. Special Provisions.

Parking: Provided Tenant is not in default hereunder, Tenant shall be permitted to use the parking garage associated with the Building during the lease term for the parking of one (1) monthly parking permit for each 800 square feet of rentable area leased in the Building at the current building rate, conditions and regulations as are from time to time charged or applicable to patrons of said parking garage for space similarly situated within said parking garage plus State and Local Taxes; provided, however, the failure, for any reason, of Landlord to provide or make available such parking spaces to Tenant or the inability of Tenant to utilize said parking spaces shall under no circumstances be deemed a default by Landlord as to permit Tenant to terminate this Lease, in whole or in part, or to have any claim or cause of action against Landlord as a result thereof, the same being hereby expressly waived by Tenant.

Termination Right: At the end of the First (1st) year of the Lease Term, Tenant shall have a one time option to “buy-out” the remaining term of the Lease and thereby obtain a termination of this Lease on the terms and provisions stated herein. Provided the proposed buy-out is coincident to Tenant providing at least one hundred twenty (120) days prior written notice by Tenant to Landlord of the proposed effective date of termination. Tenant may terminate this Lease by payment of a “Cancellation Fee” to Landlord consisting of the following:

(1)	All unamortized costs associated with the Lease including unamortized brokerage commissions, the costs of improvements, architectural fees and the cost of legal fees incurred by Landlord associated with the termination of this Lease, which may include the cost of review by legal counsel of related documents and matters, plus (2) a fee equal to three (3) months Basic Rental. The costs associated with the Lease shall be amortized in equal installments over the initial Lease Term at a rate of twelve percent (12%) per annum.

In the event Tenant gives Landlord such buy-out notice in accordance with the terms hereof. Landlord shall provide to Tenant within thirty (30) days of receipt of such notice, a calculation of the amount due by Tenant to Landlord representing the Cancellation Fee. Tenant shall, within thirty (30) days after of receipt of such notice, pay Landlord the Cancellation Fee or Tenant shall be deemed to have waived the right to exercise this buy-out and this Lease shall remain in full force.

DATED AS OF THE DATE FIRST ABOVE WRITTEN.

LANDLORD:			TENANT:

SANTA CLARA LAND COMPANY, LTD.			RACKSPACE.COM

By:	Wiltshire Holdings L.C.,
Its General Partner

BY:	/s/ Graham Weston	BY:	/s/ Morris A. Miller COO
	Graham Weston		Morris A. Miller
	Manager	TITLE:	Chief Operating Officer

EXHIBIT “A”

OUTLINE OF PREMISES

WESTON CENTRE LEVEL 6

RACKSPACE, LTD.
14,267 USF
16,446 RSF

I N S I T E
Architects
Inc.
July [illegible]

EXHIBIT “B”

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the premises, the Building, the parking garage associated therewith, the land situated beneath the Building and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or such tenant’s agents, employees or invitees, shall be paid by such tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the building except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Landlord will provide and maintain an alphabetical directory board for all tenants in the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing. The cost of directory strips shall be borne by Tenant.

5. Landlord shall provide all locks for doors in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional lock or locks on any door in its leased area without Landlord’s prior written consent. Landlord shall furnish a reasonable number of keys to the locks on the doors in each tenant’s leased premises to each tenant, at the cost of such tenant, and the tenants shall not have any duplicate keys made.

6. With respect to work being performed by tenants in any leased premises with the approval of Landlord, all tenants will refer all contractors, contractors’ representatives and installation technicians rendering any service to them to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. .All such movements shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include determination by Landlord, and subject to its decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant.

8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building [illegible] installation or removal of any [illegible] of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

9. A tenant shall notify the Building Manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building Manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord.

10. Corridor doors, when not in use, shall be kept closed.

11. Each tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

12. Landlord shall be in no way responsible to the tenants, their agents, employees, or invitees for any loss of property from the leased premises or public areas or for any damages to any property thereon from any cause whatsoever.

13. To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

14. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or beating without Landlord’s prior written permission.

15. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

16. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises.

17. No machinery of any kind shall be operated by any tenant on its leased area without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance.

18. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

19. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

20. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

FIRST AMENDMENT OF OFFICE BUILDING LEASE

THIS FIRST AMENDMENT OF OFFICE BUILDING LEASE AGREEMENT is made hereto by and between Santa Clara Land Company, Ltd. “Landlord”) and rackspace.com herein called (“Tenant”).

WITNESSETH:

WHEREAS, SANTA CLARA LAND COMPANY, LTD. and rackspace.com heretofore entered into an Office Building Lease Agreement, (the “Lease Contract”), dated February 22, 2000, covering approximately 16,446 square feet of rentable area, on the sixth (6th) floor of the building known as Weston Centre.

WHEREAS, Tenant desires to add a Renewal Option to the end of the lease term and modify paragraph 18. Events of Default subparagraphs (b) and Landlord and Tenant desire to enter into this First Amendment to evidence such agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the undersigned parties agree to amend the above mentioned as follows:

1.	Events of Default:	The Information set forth in the Lease, entitled “Events of Default” is modified and amended as follows:

At the end of subparagraph 18. (b) the following shall be added: “within thirty (30) days of receipt of a written notice by Tenant from Landlord (or where such default cannot reasonably be cured within such thirty (30) day period, where Tenant shall fail, within such period, to commence and diligently pursue such cure).”

2.	Renewal Option:	Tenant shall have a right and option to renew the term of this Lease for two (2) additional ten (10) year terms (the “Renewal Term”) after the expiration of the primary Lease Term upon the same terms and conditions as are provided herein, provided, however, that the amount of Basic Rental payable by Tenant will be adjusted as provided hereinbelow and provided further that at the time of Tenant’s giving of its notice of renewal and upon the commencement of the Renewal Term, Tenant is not in default under this Lease. The option to renew given to Tenant shall be exercised by Tenant giving written notice to Landlord not less than six (6) months nor more than twelve (12) months prior to the expiration of the primary Lease Term. The term of this Lease as leased for the primary Lease Term and as extended into the Renewal Term is referred to in this Lease as the “Lease Term.”

The amount of Basic Rental payable during the Renewal Term shall be equal to the “Prevailing Rental Rate” in effect as of the date of the notice given by Tenant to Landlord of its exercise of this renewal option. “Prevailing Rental Rate” shall mean the prevailing rental rate for renewals of leases for space of similar quality, size, utility and location, with the length of the Renewal Term and credit standing of Tenant to be taken into account. Promptly following the notice of the exercise of the extension option, Landlord will calculate the Prevailing Rental Rate and notify Tenant of such calculation.

	Renewal Option Continued:	The Landlord shall, in good faith, calculate the rate based upon information available to Landlord. If, within the prior twelve (12) months, there have been renewals of leases in the Building which are similar to the Renewal Option, only renewals in the Building will be considered. If there have not been any such renewals, then Landlord shall utilize other downtown Class A office buildings for the calculation. At the time of the execution of this Lease, only the Building and NationsBank Plaza, 300 Convent, San Antonio, Texas are considered Class A office buildings. If Tenant, in good faith, does not accept the calculation and Landlord and Tenant cannot agree upon the calculation of Prevailing Rental Rate, then Tenant shall have the light to accept the calculation of Landlord or revoke the exercise of the Renewal Option. Upon the request of Tenant, Landlord shall advise Tenant of the Prevailing Rental Rate so that Tenant will know the Prevailing Rental Rate price.

3.	Existing Lease:	Except as expressly modified hereinabove, all terms and conditions of the Lease will remain unchanged and continue unabated in full force and effect.

EXECUTED this 30th day of MARCH, 2000

LANDLORD:		TENANT:
SANTA CLARA LAND COMPANY, LTD.		rackspace.com

By:	Wiltshire Holdings L.C.
Its General Partner

By:	/s/ Graham Weston	/s/ Morris A. Miller
	Graham Weston	Morris A. Miller
	Manager	Chief Operating Officer

SECOND AMENDMENT OF OFFICE BUILDING LEASE

THIS SECOND AMENDMENT OF OFFICE BUILDING LEASE (the “Second Amendment”) is made hereto by and between Santa Clara Land Company, Ltd. (“Landlord”) and Rackspace, Ltd., formerly known as rackspace.com herein called (‘Tenant”) and is effective December 9, 2004 (the “Effective Date”).

WITNESSETH:

WHEREAS, Landlord and Tenant heretofore entered into an Office Building Lease Agreement, (the “Lease Contract”), dated February 22, 2000, and a First Amendment of Office Building Lease (the “First Amendment”) dated March 30, 2000 covering approximately 16,446 square feet of rentable area, on the sixth (6th) floor of the Building known as Weston Centre.

WHEREAS, Tenant desires to extend the lease term and clarify HVAC and electrical charges and after hours use and Landlord and Tenant desire to enter into this Second Amendment to evidence such agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the undersigned parties agree to amend the above mentioned as follows:

1. PREMISES.	The information set forth in the Basic Lease Information of the Lease, entitled “Premises” is modified and amended as follows:

The following are added to and shall be a part of the Premises:

Storage space including the B2 Ramp (72 useable square feet), the Loading Dock Area 1 (30 useable square feet), the Loading Dock Area 2 (283 useable square feet) and the B2 Storage (1,043 useable square feet).

The Tenant is also using riser space for four (4) conduits, approximately 2’ to 3’ in diameter.

2. LEASE TERM.	The information set forth in the Basic Lease Information of the Lease, entitled “Lease Term” is modified and amended as follows:

The period commencing on March 1, 2004 (‘the Commencement Date”) and continuing for thirty-six (36) calendar months thereafter.

3. BASIC RENTAL.	The information set forth in the Basic Lease Information of the Lease, entitled “Basic Rental” is modified and amended as follows:

From	To	Annual Rate	R.S.E.	Annual Base Rent	Monthly Base Rent
03/01/04	02/28/07	$19.92	16,446	$327,604.32	$27,300.36

The Annual Rate has been calculated by reducing actual Building operating costs to reflect the occupancy of the office and data center on the 6th floor in accordance with the spreadsheet attached hereto as Exhibit “A”.

4. TENANT ALLOWANCE.	Landlord grants to Tenant an allowance of $5.00 per rentable square foot ($82,230) to be applied to previously accrued charges for after hours HVAC, electric charges and plumbing repairs.

A spreadsheet detailing the total cost owed/paid by Tenant is attached as Exhibit “B”. The remaining balance of $14,975.01 will be paid to Landlord by Tenant on the Effective Date.

5. UTILITIES.	Tenant will be billed on a monthly basis for Heating Ventilation and Air Conditioning (HVAC) services supplied to the data center. The amount charged will be based actual AHU and BTU consumption as determined by a Tenant installed BTU meter. Additionally, Tenant agrees to pay $1,200.00 per month for after hours HVAC charges attributable to the 6th floor office space within the data center. The charge for after hours HVAC will be reviewed quarterly thru an audit of actual after hours costs incurred by Landlord, and will be subject to adjustment.

6. SPECIAL PROVISIONS.

Notwithstanding anything to the contrary contained in the Lease Contract, the First Amendment, this Second Amendment or elsewhere, Landlord advises Tenant that Tenant should have and maintain at its expense, a backup electrical power source satisfactory to Tenant for its power needs. While the electrical power availability of the Building is that of a Class A office building in San Antonio, Texas, the electrical power availability is subject to occasional loss of power, power interruption, down time for repair and replacement, changes in the quantity or character of the power, and other events beyond the reasonable control of Landlord. LANDLORD HEREBY DISCLAIMS AND SHALL NOT BE LIABLE OR RESPONSIBLE TO TENANT FOR ANY LOSS, DAMAGE, COST OR EXPENSE WHICH TENANT MAY SUSTAIN, SUFFER OR INCUR IF THE ELECTRICAL POWER IS LOST, INTERRUPTED, FOR DOWN TIME FOR REPAIR OR REPLACEMENT, OR IF THE QUANTITY OR CHARACTER OF THE POWER IS CHANGED OR IS NO LONGER AVAILABLE OR IS NO LONGER SUITABLE

FOR TENANT’S REQUIREMENTS, OR FOR ANY OTHER MATTER RELATED TO THE ELECTRICAL POWER. TENANT HEREBY WAIVES AND RELEASES LANDLORD FROM ANY LOSS, DAMAGE, COST OR EXPENSE WHICH TENANT MAY SUSTAIN, SUFFER OR INCUR IF THE ELECTRICAL POWER IS LOST, INTERRUPTED, FOR DOWN TIME FOR REPAIR OR REPLACEMENT, OR IF THE QUANTITY OR CHARACTER OF THE POWER IS CHANGED OR IS NO LONGER AVAILABLE OR IS NO LONGER SUITABLE FOR TENANT’S REQUIREMENTS, OR FOR ANY OTHER MATTER RELATED TO THE ELECTRICAL POWER.

7. EXISTING LEASE:	Except as expressly modified hereinabove, all terms and conditions of the Lease as amended by the First Amendment will remain unchanged and continue unabated in full force and effect.

EXECUTED this 9th day of December, 2004, but effective on the Effective Date.

LANDLORD:		TENANT
WESTON PROPERTIES, LC		RACKSPACE, LTD.
As agent for
Santa Clara Land Company, Ltd.

By:	/s/ Mona Ghawi	/s/ Morris A. Miller
	Mona Ghawi	Morris A. Miller
	Vice President	Chief Operating Officer

Exhibit “A”

Weston Centre Base Rent Calculation for Rackspace—6th Floor

3 Year Lease - March 2004
Market Rent	$22.00
Less:
Pro-rated Janitorial	(0.63)
Pro-rated Electrical	(1.45)
Commissions ($22.00 @ 1%)	(0.22)
Add:
Parking Concession (20 spaces @ $15.00/ea.)	0.22

Net Effective Market Rent	$19.92 *

* Note - The Net Effective Market Rent of $19.92 includes an allowance of $5.00 for Tenant Improvements.

Exhibit “B”

Schedule of Total Charges Owed/Paid By Rackspace

$110,000.00	Amount due for previously accrued After Hours HVAC and Electric Charges
37,205.01	Invoice for Plumbing Repairs to 6th Floor

147,205.01	Total Amounts due by Rackspace
-50,000.00	Less Amount paid by Rackspace towards $110,000 balance
-82,230.00	Less Tenant Allowance per Amendment

$14,975.01	Remaining Amount due by Rackspace to Landlord

THIRD AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT

This Third Amendment to Office Building Lease Agreement (“Amendment”) is entered into by and between Santa Clara Land Company, Ltd (“Landlord”), and Rackspace, Ltd; formerly known as rackspace.com (“Tenant”).

For and in consideration of One and No/100 ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lessor and Lessee hereby recite and agree as follows:

1. Recitals.

(a) WHEREAS, Landlord and Tenant entered into an Office Building Lease Agreement dated February 22, 2000 (the “Lease Contract”), as the same has been amended by that certain First Amendment of Office Building Lease dated March 30, 2000 (“”First Amendment“”), and that certain Second Amendment of Office Building Lease dated December 9, 2004 (the “Second Amendment”, with the Lease Contract, the First Amendment and the Second Amendment being herein referred to collectively as the “Lease”), pursuant to which certain premises located in San Antonio, Texas, as more fully described in the Lease (the “Premises”) have been leased to Tenant. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease;

(b) WHEREAS, Landlord and Tenant desire to renew the Lease for a renewal term which commences on March 1, 2007 and terminates on February 29, 2012 and Landlord and Tenant desire to set forth their agreement as to the Basic Rental for such renewal term, an additional renewal term, and certain other provisions of the Lease; and

NOW, THEREFORE, Landlord and Tenant agree to the following:

2. Renewal Option. Landlord and Tenant hereby agree that the Renewal Option provisions set forth in Paragraph 2 of the First Amendment are hereby amended and restated in their entirety as follows:

Tenant shall have a right and option to renew the term of this Lease for two (2) additional five (5) year terms (the “Renewal Term”) after the expiration of the primary Lease Term upon the same terms and conditions as are provided herein, provided, however, that the amount of Basic Rental payable by Tenant will be adjusted as provided hereinbelow and provided further that at the time of Tenant’s giving of its notice of renewal and upon the commencement of the Renewal Term, Tenant is not in default under this Lease. The option to renew given to Tenant has been exercised by Tenant as to the first five (5) year Renewal Term and the option to renew the term of the Lease for the second five (5) year Renewal Term shall be exercised by Tenant giving written notice to Landlord not less than six (6) months nor more than twelve (12) months prior to the expiration of the first Renewal Term of the Lease. The term of the Lease as leased for the primarily Lease Term and as extended into the Renewal Terms is referred to in the Lease as the “Lease Term.”

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The amount of Basic Rental payable during the first Renewal Term is set forth below and the Basic Rental payable during the second Renewal Term shall be equal to the “Prevailing Rental Rate” in effect as of the date of the notice given by Tenant to Landlord of its exercise of this renewal option “Prevailing Rental Rate” shall mean the prevailing rental rate for renewals of leases for space of similar quality, size, utility and location, with the length of the Renewal Term and credit standing of Tenant to be taken into account Promptly following the notice of the exercise of the extension option, Landlord will calculate the Prevailing Rental Rate and notify Tenant of such calculation.

The Landlord shall, in good faith, calculate the rate based upon information available to Landlord. If, within the prior twelve (12) months, there have been renewals of leases in the Building which are similar to the Renewal Term, only renewals in the Building will be considered. If there have not been any such renewals, then Landlord shall utilize other downtown Class A office buildings for the calculation. At the time of the execution of this Lease, only the Building and Bank of America Building, 300 Convent, San Antonio, Texas are considered Class A office buildings. If Tenant, in good faith, does not accept the calculation and Landlord and Tenant cannot agree upon the calculation of Prevailing Rental Rate, then Tenant shall have the right to accept the calculation of Landlord or revoke the exercise of the Renewal Option. Upon the request of Tenant, Landlord shall advise Tenant of the Prevailing Rental Rate so that Tenant will know the Prevailing Rental Rate price.

3. Exercise of Renewal Option. Tenant has properly exercised its first renewal option to extend the Lease Term to February 29, 2012 (the “First Renewal Term”) and Landlord and Tenant agree that the Basic Rental for the First Renewal Term is as follows:

From	To	Annual Rate psf	R.S.F	Annual Basic Rent	Monthly Basic Rent
3/01/07 to	2/29/12	$21.00	16,446	$345,366.00	$28,780.50

4. Termination Right. Notwithstanding anything in the Lease to the contrary, Tenant may terminate the Lease at any time by providing to Landlord at least eighteen (18) months prior written notice of such election, along with a termination penalty payment equal to one month’s then applicable Basic Rental.

5. Conduit Space. After the expiration of the Lease Term, as the same may be extended, or earlier termination of the Lease, in the event Tenant desires to continue to utilize its fiber optic connections in the Weston Centre, Landlord and Tenant agree to negotiate in good faith for a space sufficient for such fiber optic connections and equipment in the Weston Centre.

6. Tenant’s Removal of Equipment. The second to last sentence of paragraph 8 of the Lease is hereby deleted in its entirety and replaced with the following sentences:

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“All furniture, racks, servers, telephone equipment and other equipment and movable trade fixtures not necessary for the operation of a data center shall be removed by Tenant at the termination of this Lease. All other movable trade fixtures and equipment installed by Tenant, including the emergency generator on the dock, the UPS system on B2, two (2) 1200 amp electrical panels on B-2, two (2) 1200 amp electrical panels on B-2, and the condensing unit for HVAC for the UPS located on the ramp to B2 (collecting, the “Remaining Equipment”) shall remain on the Premises while Landlord makes reasonable good faith efforts to lease the Premises as a data center. In the event Landlord does lease the Premises as a data center, the Remaining Equipment shall become the property of Landlord and upon Landlord’s request, Tenant shall execute a bill of sale evidencing the same. In the event Landlord does not lease the Premises as a data center, Landlord shall require Tenant to remove the Remaining Equipment and Tenant shall promptly do so upon Landlord’s request. In any event, Tenant shall make any necessary repairs to the Premises caused by the removal of any of the foregoing equipment and property and leave the Premises in broom swept and clean condition after such removal. ”

7. Bandwidth Provision. During the Lease Term, Tenant shall provide the Weston Centre building with a single (non-redundant), 100 Mbps bandwidth connection at no cost to Landlord.

8. Other Terms. All other terms, conditions and provisions of the Lease shall remain in full force and effect as of the date thereof.

9. Counterparts. This Amendment may be executed by facsimile transmission in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns.

EXECUTED to be effective the 1st day of March, 2007.

LANDLORD:

WESTON PROPERTIES, LC.
As Agent for
SANTA CLARA LAND COMPANY, LTD.

By:
Name:
Title:	Vice President

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TENANT:

RACKSPACE, LTD.

By:	/s/ Alan Schoenbaum
Name:	Alan Schoenbaum
Title:	Sr. Vice-President
General Councel

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